Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Colonial Properties Trust Reports Results for Second Quarter 2010
BIRMINGHAM, Ala., July 22, 2010 — Colonial Properties Trust (NYSE: CLP), announced its results for the three and six months ended June 30, 2010.
For the second quarter 2010, the company reported a net loss available to common shareholders of $11.8 million, or $0.17 per diluted share, compared with a net loss available to common shareholders of $1.9 million, or $0.04 per diluted share, for the same period in 2009. For the six months ended June 30, 2010, the company reported a net loss available to common shareholders of $24.2 million, or $0.36 per diluted share, compared with net income available to common shareholders of $12.0 million, or $0.25 per diluted share, for the same period in 2009. The change from the prior year is primarily attributable to a reduction in gains, net of income taxes, from the repurchase of unsecured senior notes and development dispositions in 2010 compared to 2009.
Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the second quarter 2010 was $20.7 million, or $0.27 per diluted share, compared with $31.9 million, or $0.56 per diluted share, for the same period in 2009. FFO for the six months ended June 30, 2010, totaled $41.3 million, or $0.54 per diluted share, compared with $81.7 million, or $1.43 per diluted share, for the same period in 2009.
Operating FFO, which the company defines as FFO before transaction income (i.e. development gains, land/outparcel gains/losses and bond/preferred stock repurchase gains/losses), for the second quarter 2010 was $20.6 million, or $0.27 per diluted share, compared with $15.8 million, or $0.28 per diluted share, for the same period in 2009. Operating FFO for the six months ended June 30, 2010 was $41.1 million, or $0.54 per diluted share, compared with $37.7 million, or $0.66 per diluted share, for the same period in 2009.
A reconciliation of net income (loss) available to common shareholders to FFO and to Operating FFO, as well as definitions and statements of purpose are included in the financial tables accompanying this press release.
“Our multifamily fundamentals improved during the quarter, resulting in quarterly sequential growth in revenues and net operating income and an upward revision to our 2010 guidance,” stated Thomas H. Lowder, Chairman and Chief Executive Officer. “The un-bundling of households and lower homeownership, coupled with limited multifamily supply in our markets has led to fundamentals improving earlier than initially expected. We continued our efforts to simplify our business by exiting two joint ventures during the quarter and extended our debt maturities by executing new 10-year secured financings at attractive rates.”

Highlights for the Second Quarter 2010
•	Multifamily same-property net operating income (NOI) increased 2.2 percent compared with first quarter 2010 and declined 5.3 percent compared with second quarter 2009

•	Ended the quarter with multifamily same-property physical occupancy of 96.4 percent

•	Exited two single asset multifamily joint ventures, acquiring the remaining interest of one of the assets located in Birmingham, Alabama

•	Issued 1.1 million shares of common equity through the company’s at-the-market equity offering program at an average price of $15.31 per share, for net proceeds of $16.6 million

•	Closed $73.2 million of secured financings with Fannie Mae at a fixed rate of 5.02 percent

•	Completed the repurchase of $29.0 million of unsecured senior notes recognizing net gains of $0.7 million, or $0.01 per diluted share, in net income and FFO
Multifamily Operating Performance
Multifamily net operating income (NOI) for the second quarter 2010 decreased 5.3 percent from the second quarter 2009, for the 29,173 apartment homes included in the consolidated same-property results. Multifamily same-property revenues decreased 1.3 percent and expenses increased 4.7 percent compared with the second quarter 2009. The increase in expenses is primarily due to higher repairs and maintenance costs, as a result of preparing more apartments for move-ins and higher landscaping costs incurred for the summer leasing season. Same-property physical occupancy as of June 30, 2010, was 96.4 percent, compared with 94.2 percent at June 30, 2009.
Sequentially, multifamily same-property NOI increased 2.2 percent from the first quarter of 2010 compared with the second quarter 2010, with revenues increasing 1.3 percent and expenses increasing 0.2 percent. The increase in revenues is primarily due to a higher average physical occupancy during the second quarter 2010 compared with the first quarter 2010.
A reconciliation of NOI to income from continuing operations, as well as definitions and statements of purpose, is included in the financial tables accompanying this press release.
Acquisition/Disposition Activity
During the second quarter 2010, the company exited two single-asset multifamily joint ventures totaling 664 units, in each of which the company had a 20 percent ownership interest. Pursuant to these transactions, the company transferred its 20 percent ownership interest in the 319-unit Colonial Village at Cary, located in Raleigh, North Carolina, to the joint venture partner and made a net cash payment of $2.7 million in exchange for the joint venture partner’s 80 percent ownership interest in the 345-unit Colonial Grand at Riverchase Trails, located in Birmingham, Alabama. Additionally, the company paid off the $19.3 million loan securing Colonial Grand at Riverchase Trails, which was set to mature in October 2010. The company now owns 100 percent of Colonial Grand at Riverchase Trails, and the joint venture partner now owns 100 percent of Colonial Village at Cary, with respect to which they assumed the existing secured mortgage. The company is continuing to manage Colonial Village at Cary pursuant to an existing management agreement. The transaction was funded by borrowings from the company’s unsecured revolving credit facility and proceeds from the issuances of common stock through the company’s at-the-market equity offering program.
During the second quarter 2010, the company closed on the sale of 5 condominium units for total sales proceeds of $1.1 million. The net book value of the company’s remaining for-sale condominium units was $17.0 million at June 30, 2010.
Capital Markets Activity
During the second quarter 2010, the company issued 1.1 million common shares at an average price of $15.31 per share under its at-the-market equity offering program for net proceeds of $16.6 million. The company has exhausted its full $50 million authorization under the program, having issued a total of 3.6 million shares at an average price of $13.88 since its inception in March 2010.
In June 2010, the company closed $73.2 million of secured financings originated by Berkadia Commercial Mortgage LLC for repurchase by Fannie Mae. The financings have a 10-year term, carry a fixed interest rate of 5.02 percent and are secured by three multifamily properties. The proceeds from the financings were used to repay a portion of outstanding balance on the company’s unsecured revolving credit facility.
On June 7, 2010, one of the company’s joint ventures, Parkway Place, completed the refinancing of a $51.0 million outstanding mortgage loan associated with the joint venture’s Parkway Place retail shopping center, located in Huntsville, Alabama. The company has a 50 percent ownership interest in the joint venture and the loan was set to mature in June 2010. The joint venture obtained a new ten-year $42.0 million mortgage loan that bears interest at a fixed rate of 6.5 percent per annum. Each of the company and its joint venture partner contributed its pro-rata portion of the existing mortgage debt shortfall in cash to the joint venture, which was used to pay off the balance on the existing mortgage debt. The company’s pro-rata portion of the cash payment was funded from the company’s unsecured revolving credit facility.
During the second quarter 2010, the company repurchased $29.0 million of unsecured notes under its existing unsecured notes repurchase program, recognizing net gains of $0.7 million. Year-to-date, the company has repurchased $37.7 million of its outstanding unsecured notes, with net gains totaling $0.8 million.
Quarterly Dividend on Common Shares
On July 21, 2010, the Board of Trustees approved a cash dividend of $0.15 per common share, payable August 9, 2010, to shareholders of record as of August 2, 2010, representing an ex-dividend date of July 29, 2010.

2010 EPS and FFO per Share Guidance
The company is updating its guidance for 2010 as a result of the improved multifamily fundamentals. The company’s updated guidance range for the full year 2010 for EPS and FFO per share, with certain revised assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year
	2010 Range
	Low – High
Diluted EPS	$(0.80)	—	$(0.75)
Plus: Real Estate Depreciation & Amortization	1.78	—	1.78
Less: Gain on Sale of Operating Properties	(0.00)	—	(0.00)

Total Diluted FFO per share	$0.98	—	$1.03

Less: Transaction Income
Gain on Sale of Land and Bond or Preferred Stock Repurchases	(0.00)	—	(0.00)

Operating FFO per share	$0.98	—	$1.03

Following are current assumptions reflected in the company’s full-year 2010 guidance:
•	Multifamily same-property net operating income: decline of 3.5 to 5.0 percent.
•	Revenue: Decline of 1.0 to 1.5 percent
•	Expense: Growth of 2.5 to 3.5 percent
•	Development spending of $25 million to $30 million.

•	Acquisitions of $25 million to $50 million.

•	Land and for-sale residential property dispositions of $15 million to $25 million.

•	New secured mortgage financings of $94.2 million, of which all have been completed.

•	Corporate G&A expenses of $18 million to $20 million.
The company’s guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.
For additional details regarding the company’s disposition and investment activities, see the company’s Supplemental Financial Highlights available on the company’s website at www.colonialprop.com.
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, July 22, 2010, at 1:00 p.m. Central Time. The call will include a review of the company’s second quarter performance and a discussion of the company’s strategy and expectations for the future.
To participate, please dial 1-866-454-3510. As with previous calls, a replay will be available for seven days by dialing 1-800-642-1687; the conference ID is 65053508. Access to the live call and a replay will also be available through the company’s website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”
Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the company’s website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.
Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of June 30, 2010, the company owned or managed 34,138 apartment units and 17.8 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, Operating FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds from Operations — FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the company’s performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company’s industry.
The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income.

Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
Operating FFO — The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the company’s current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.
Property Net Operating Income — The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company’s consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled “(loss) income from continuing operations” is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
The company’s method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Operating FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company’s needs, including the company’s ability to make distributions.

Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding the company’s ability to further simplify the business and strengthen the balance sheet, may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.

CONTACT:	Colonial Properties Trust Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2010
BALANCE SHEET
($ in 000s)

	As of	As of
	6/30/2010	12/31/2009
ASSETS
Real Estate Assets
Operating Properties	$3,250,350	$3,210,350
Undeveloped Land & Construction in Progress	276,768	237,100

Total Real Estate, before Depreciation	3,527,118	3,447,450

Less: Accumulated Depreciation	(579,517)	(519,728)
Real Estate Assets Held for Sale, net	33,323	65,022

Net Real Estate Assets	2,980,924	2,992,744

Cash and Equivalents	3,735	4,590
Restricted Cash	8,169	7,952
Accounts Receivable, net	17,732	33,934
Notes Receivable	44,480	22,208
Prepaid Expenses	24,833	16,503
Deferred Debt and Lease Costs	22,209	22,560
Investment in Unconsolidated Subsidiaries	39,007	17,422
Other Assets	54,797	54,719

Total Assets	$3,195,886	$3,172,632

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$303,115	$310,546
Notes and Mortgages Payable	1,404,716	1,393,797

Total Long-Term Liabilities	1,707,831	1,704,343

Accounts Payable	27,978	28,299
Accrued Interest	11,834	13,133
Accrued Expenses	25,302	26,142
Investment in Unconsolidated Subsidiaries	22,110	—
Other Liabilities	12,877	15,054

Total Liabilities	1,807,932	1,786,971

Redeemable Common Units	133,399	133,537

EQUITY
Noncontrolling Interest
Series B 7 1/4%, Preferred Units	100,000	100,000
Limited Partner’s Noncontrolling Interest	835	985

Total Noncontrolling Interest	100,835	100,985

Series D 8 1/8% Preferred Shares (Liquidation Value)	100,118	100,118
Cumulative Earnings	1,280,387	1,296,188
Cumulative Distributions	(1,781,236)	(1,753,015)
Accumulated Other Comprehensive Loss	(2,453)	(2,957)
Common Equity, including additional paid-in capital	1,556,904	1,510,805

Total Equity, including Noncontrolling Interest	1,254,555	1,252,124

Total Liabilities and Equity	$3,195,886	$3,172,632

SHARES & UNITS OUTSTANDING, END OF PERIOD

	As of	As of
(shares and units in 000s)	6/30/2010	12/31/2009
Basic
Shares	71,231	66,366
Operating Partnership Units (OP Units)	7,386	8,163

Total Shares & OP Units	78,617	74,529

2Q10	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2010
CONSOLIDATED STATEMENTS OF INCOME

($ in 000s, except per share data)

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Revenue
Minimum Rent	$73,613	$70,210	$147,094	$140,448
Tenant Recoveries	2,608	909	5,397	1,975
Other Property Related Revenue	12,118	10,136	23,662	19,635
Construction Revenues	—	315	—	350
Other Non-Property Related Revenue	3,400	3,924	6,298	7,379

Total Revenue	91,739	85,494	182,451	169,787

Operating Expenses
Operating Expenses:
Property Operating Expenses	25,979	22,893	51,399	45,361
Taxes, Licenses and Insurance	10,982	10,311	22,041	21,288

Total Property Operating Expenses	36,961	33,204	73,440	66,649

Construction Expenses	—	315	—	349
Property Management Expenses	1,878	1,683	3,685	3,602
General and Administrative Expenses	5,458	4,525	10,264	8,908
Management Fee and Other Expenses	2,585	3,540	5,258	7,756
Restructuring Charges	—	—	—	812
Investment and Development (1)	31	1,319	34	1,484
Depreciation	30,243	28,276	60,521	56,061
Amortization	2,170	1,199	4,394	2,071
Impairment and other losses (2)	—	564	783	1,617

Total Operating Expenses	79,326	74,625	158,379	149,309

Income from Operations	12,413	10,869	24,072	20,478

Other Income (Expense)
Interest Expense	(20,927)	(22,810)	(41,828)	(43,242)
Debt Cost Amortization	(1,131)	(807)	(2,316)	(2,110)
Gain on Retirement of Debt	1,015	16,232	1,044	41,551
Interest Income	325	449	718	750
Income (Loss) from Partially-Owned Investments	395	(628)	665	(1,278)
(Loss) Gain on Hedging Activities	(289)	4	(289)	(1,060)
(Loss) Gain on Sale of Property, net of income taxes / (benefit) of $93 (Q2) and $93 (YTD) in 2010 and ($21) (Q2) and $3,156 (YTD) in 2009	(654)	(143)	(661)	5,238
Income Taxes	(439)	(221)	(688)	2,869

Total Other Income (Expense)	(21,705)	(7,924)	(43,355)	2,718

(Loss) Income from Continuing Operations	(9,292)	2,945	(19,283)	23,196

Discontinued Operations
(Loss) Income from Discontinued Operations (2)	(15)	(1,288)	(46)	(745)
(Loss) Gain on Disposal of Discontinued Operations, net of income taxes of income taxes of $- (Q2) and $- (YTD) in 2010 and $44 (Q2) and $70 (YTD) in 2009	(13)	(32)	(48)	12

(Loss) Income from Discontinued Operations	(28)	(1,320)	(94)	(733)

Net (Loss) Income	(9,320)	1,625	(19,377)	22,463

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	28	9	111	(999)
Noncontrolling Interest in CRLP — Preferred	(1,813)	(1,813)	(3,625)	(3,625)
Noncontrolling Interest in CRLP — Common	1,288	135	2,774	(2,210)
Discontinued Operations
Noncontrolling Interest in CRLP — Common	2	204	11	44
Noncontrolling Interest of Limited Partners	—	(26)	(5)	442

(Income) Loss Attributable to Noncontrolling Interest	(495)	(1,491)	(734)	(6,348)

Net (Loss) Income Attributable to Parent Company	(9,815)	134	(20,111)	16,115

Dividends to Preferred Shareholders	(2,034)	(2,037)	(4,067)	(4,109)
Preferred Share Issuance Costs, Net of Discount	—	—	—	(5)

Net (Loss) Income Available to Common Shareholders	$(11,849)	$(1,903)	$(24,178)	$12,001

(Loss) Earnings per Share — Basic
Continuing Operations	$(0.17)	$(0.02)	$(0.36)	$0.25
Discontinued Operations	—	(0.02)	—	—

EPS — Basic	$(0.17)	$(0.04)	$(0.36)	$0.25

(Loss) Earnings per Share — Diluted
Continuing Operations	$(0.17)	$(0.02)	$(0.36)	$0.25
Discontinued Operations	—	(0.02)	—	—

EPS — Diluted	$(0.17)	$(0.04)	$(0.36)	$0.25

(1)	Reflects costs incurred related to abandoned pursuits. Abandoned pursuits are volatile and therefore may vary between periods.

(2)	For the six months ended June 30, 2010, the Company incurred casualty losses related to property damage at three of the Company’s multifamily apartment communities. For the three months ended June 30, 2009, the Company recorded a $2.4 million non-cash impairment charge. Of the charge, $0.6 million (presented in “Impairment” in continuing operations) is related to a for-sale residential project (all units sold during 2009) and the sale of outparcels, and $1.8 million (presented as a part of “(Loss) Income from Discontinued Operations”) is related to two multifamily apartment communities sold during 2009. For the six months ended June 30, 2009, in addition to the charges described above, the Company recorded a $1.0 million non-cash impairment charge. Of the charge, $0.7 million (presented in “Impairment” in continuing operations) is related to our Noncontrolling Interest in the Craft Farms joint venture and $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project (presented as a part of “(Loss) Income from Discontinued Operations”).

2Q10	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2010
SECOND QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

($ in 000s, except per share data)

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Net (Loss) Income Available to Common Shareholders	$(11,849)	$(1,903)	$(24,178)	$12,001
Noncontrolling Interest in CRLP (Operating Ptr Unitholders)	(1,290)	(339)	(2,785)	2,166
Noncontrolling Interest in Gain on Sale of Undepreciated Property	—	—	—	992

Total	(13,139)	(2,242)	(26,963)	15,159

Adjustments — Consolidated Properties
Depreciation — Real Estate	29,802	27,778	59,623	55,186
Amortization — Real Estate	1,718	386	3,459	728
Remove: Gain/(Loss) on Sale of Property, net of Income Tax and Noncontrolling Interest	667	175	709	(5,250)
Include: Gain/(Loss) on Sale of Undepreciated
Property, net of Income Tax and Noncontrolling Interest	(631)	(187)	(641)	3,544

Total Adjustments — Consolidated	31,556	28,152	63,150	54,208

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	1,715	4,449	4,123	9,234
Amortization — Real Estate	708	1,638	1,410	3,452
Remove: Gain/(Loss) on Sale of Property	(15)	35	(96)	52

Total Adjustments — Unconsolidated	2,408	6,122	5,437	12,738

Funds from Operations	$20,825	$32,032	$41,624	$82,105

Income Allocated to Participating Securities	(169)	(156)	(343)	(401)

Funds from Operations Available to Common Shareholders and Unitholders	$20,656	$31,876	$41,281	$81,704

FFO per Share
Basic	$0.27	$0.56	$0.54	$1.43
Diluted	$0.27	$0.56	$0.54	$1.43

Operating FFO:
Funds from Operations	$20,656	$31,876	$41,281	$81,704
Less: Transaction Income
- Development and Land (Gains)/Losses	631	187	528	(3,544)
- Bond / Preferred Repurchase Gains	(1,015)	(16,232)	(1,044)	(41,546)
- Write-off of OCI as a Result of Bond Repurchases	289	—	289	1,060

Operating FFO	$20,561	$15,831	$41,054	$37,674

Operating FFO per Share
Basic	$0.27	$0.28	$0.54	$0.66
Diluted	$0.27	$0.28	$0.54	$0.66
FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before Noncontrolling Interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.
The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of our current business plan, the timing and amount of these transactions can vary significantly between periods.
The Company’s method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.
SECOND QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

(shares and units in 000s)

	Three Months Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Basic
Shares	69,553	48,649	67,998	48,427
Operating Partnership Units (OP Units)	7,656	8,729	7,905	8,794

Total Shares & OP Units	77,209	57,378	75,903	57,221

Dilutive Common Share Equivalents	—	—	—	—

Diluted (1)
Shares	69,553	48,649	67,998	48,427
Total Shares & OP Units	77,209	57,378	75,903	57,221

Notes:

(1)	For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

2Q10	NYSE: CLP

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)
RECONCILIATION OF REVENUES

	Three Months Ended		Six Months Ended
	2Q10	2Q09	2Q10	2Q09
Divisional Total Revenues
Multifamily — Same-Property	$69,791	$70,696	$138,681	$141,690
Multifamily — Non Same-Property (1)	7,242	6,927	14,230	13,075
Commercial	20,322	23,036	41,312	46,511

Total Divisional Revenues	97,355	100,659	194,223	201,276

Less: Unconsolidated Revenues — Multifamily	(968)	(2,040)	(1,911)	(4,041)
Less: Unconsolidated Revenues — Commercial	(8,044)	(16,120)	(16,183)	(32,606)
Discontinued Operations	(4)	(1,244)	24	(2,571)
Construction Revenues	—	315	—	350
Unallocated Corporate Revenues	3,400	3,924	6,298	7,379

Consonsolidated Revenue Adjusted -’09 Disc Ops (2)	91,739	85,494	182,451	169,787

Add: Additional Discontinued Operations Revenue, post filing (3)	—	(1)	—	(1)

Total Consolidated Revenue, per 10-Q (4)	$91,739	$85,493	$182,451	$169,786

RECONCILIATION OF EXPENSES

	2Q10	2Q09	2Q10	2Q09
Divisional Total Expenses
Multifamily — Same-Property	$29,778	$28,450	$59,504	$56,561
Multifamily — Non Same-Property (1)	3,779	4,221	7,234	8,667
Commercial	6,629	8,280	12,989	16,695

Total Divisional Expenses	40,186	40,951	79,727	81,923

Less: Unconsolidated Expenses — Multifamily	(550)	(1,002)	(1,034)	(1,970)
Less: Unconsolidated Expenses — Commercial	(2,657)	(6,004)	(5,231)	(11,919)
Discontinued Operations	(18)	(2,541)	(22)	(3,185)
Impairment — Discontinued Operations (5)	—	1,800	—	1,800

Total Property Operating Expenses	36,961	33,204	73,440	66,649
Construction Expenses	—	315	—	349
Property Management Expenses	1,878	1,683	3,685	3,602
General & Administrative Expenses	5,458	4,525	10,264	8,908
Management Fee and Other Expenses	2,585	3,540	5,258	7,756
Restructure Charges	—	—	—	812
Investment and Development (6)	31	1,319	34	1,484
Impairment — Continuing Operations (5)	—	564	783	1,617
Depreciation	30,243	28,276	60,521	56,061
Amortization	2,170	1,199	4,394	2,071

Consonsolidated Expense Adjusted -’09 Disc Ops (2)	79,326	74,625	158,379	149,309

Add: Additional Discontinued Operations Expense, post filing (3)	—	(1)	—	(317)

Total Consolidated Expense, per 10-Q (4)	$79,326	$74,624	$158,379	$148,992

RECONCILIATION OF NOI

	2Q10	2Q09	2Q10	2Q09
Divisional Total NOI

Multifamily — Same-Property	$40,013	$42,246	$79,177	$85,129
Multifamily — Non Same-Property	3,463	2,706	6,996	4,408
Commercial	13,693	14,756	28,323	29,816

Total Divisional NOI	57,169	59,708	114,496	119,353

Less: Unconsolidated NOI — Multifamily	(418)	(1,038)	(877)	(2,071)
Less: Unconsolidated NOI — Commercial	(5,387)	(10,116)	(10,952)	(20,687)
Discontinued Operations	14	1,297	46	614
Impairment — Discontinued Operations (5)	—	(1,800)	—	(1,800)
Unallocated Corporate Revenues	3,400	3,924	6,298	7,379
Construction NOI	—	—	—	1
Property Management Expenses	(1,878)	(1,683)	(3,685)	(3,602)
General & Administrative Expenses	(5,458)	(4,525)	(10,264)	(8,908)
Management Fee and Other Expenses	(2,585)	(3,540)	(5,258)	(7,756)
Restructure Charges	—	—	—	(812)
Investment and Development (6)	(31)	(1,319)	(34)	(1,484)
Impairment — Continuing Operations (5)	—	(564)	(783)	(1,617)
Depreciation	(30,243)	(28,276)	(60,521)	(56,061)
Amortization	(2,170)	(1,199)	(4,394)	(2,071)

Income from Operations	12,413	10,869	24,072	20,478
Total Other Income (Expense)	(21,705)	(7,924)	(43,355)	2,718

(Loss) Income from Continuing Operations (7)	(9,292)	2,945	(19,283)	23,196

Discontinued Operations	—	—	—	316
09 & 10 Discontinued Operations Other Income (Expense) (3)	—	—	—	—

(Loss) Income from Continuing Operations, per 10-Q (4)	$(9,292)	$2,945	$(19,283)	$23,512

Notes:

(1)	Includes operations from for-sale portfolio.

(2)	Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.

(3)	Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.

(4)	For prior period, reflects total consolidated revenue, expense or (loss) income from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).

(5)	For the six months ended June 30, 2010, the Company incurred casualty losses related to property damage at three of the Company’s multifamily apartment communities. For the three months ended June 30, 2009, the Company recorded a $2.4 million non-cash impairment charge. Of the charge, $0.6 million (presented in “Impairment” in continuing operations) is related to a for-sale residential project (all units sold during 2009) and the sale of outparcels, and $1.8 million (presented as a part of “(Loss) Income from Discontinued Operations”) is related to two multifamily apartment communities sold during 2009. For the six months ended June 30, 2009, in addition to the charges described above, the Company recorded a $1.0 million non-cash impairment charge (presented in “Impairment” in continuing operations). Of the charge, $0.7 million is related to our Noncontrolling Interest in the Craft Farms joint venture and $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project.

(6)	Reflects costs incurred related to potential mergers, acquisitions and abandoned pursuits . These costs are volatile and therefore may vary between periods.

(7)	(Loss)/Income from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.

2Q10	NYSE: CLP